UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/16/2009

EvergreenBancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-32915

Washington	91-2097262
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1111 Third Avenue, Suite 2100, Seattle, Washington 98101
(Address of principal executive offices, including zip code)

206-628-4250
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On July 16, 2009, Elaine Wolfe-Goeschl accepted the position of Executive Vice President for EvergreenBancorp, Inc's ("Registrant") wholly-owned subsidiary, EvergreenBank, effective July 16, 2009. Ms. Wolfe-Goeschl has 35 years of financial management experience in the banking industry. Most recently she serves as the executive manager of Retail Banking, Operations, Marketing and Loan Services for EvergreenBank. Previously, Ms. Wolfe-Goeschl was SVP of Operations for Lake Sammamish Bank (In Organization) which received regulatory approval but determined not to proceed in May 2008 due to the inability to raise its minimum target capital. She has also held the position of Vice President for HomeStreet Bank and KeyBank in Seattle, Washington. Ms. Wolfe-Goeschl graduated from Linn-Benton Community College.

Item 9.01.    Financial Statements and Exhibits

(a)         Not applicable
(b)        Not applicable
(c)        Not Applicable
(d)         Exhibits
        99.1        Registrant's press release dated July 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EvergreenBancorp, Inc.

Date: July 20, 2009	By:	/s/ Gordon Browning
Gordon Browning
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Registrants Press Release dated July 17, 2009